Exhibit 23.8

COCHRAN AG SERVICES, INC.

ARA	2453 E. 700th Av. Wheeler, IL 62479	Office Phone: 618/783-8383 Mobile: 217/725-2077
Donald K. Cochran		email: cochranag@wbnorriselectric.com
Accredited Rural Appraiser

December 19, 2014

Board of Directors

American Farmland Company

10 East 53rd Street

New York, NY 10543

Members of the Board:

We hereby consent to the use of our firm’s name (including under the heading “Experts”) in a Registration Statement on Form S-11, and amendments thereto, filed or to be filed by American Farmland Company with the U.S. Securities and Exchange Commission (the “Registration Statement”). Additionally, we consent to the summary of, and reference to, any appraisal reports produced by our firm, Cochran Ag Services, Inc. for properties purchased by American Farmland Company in such filings and amendments, including the prospectus of American Farmland Company contained therein. We consent to the reference to any updated appraisal information we provide on these properties. We further consent to the filing of this letter as an exhibit to the Registration Statement.

Sincerely,

/s/ Donald K. Cochran
Donald K. Cochran, ARA
Cochran Ag Services, Inc.

Specializing in Farm Real Estate Appraisals